EXHIBIT 99.1

ALY ENERGY SERVICES INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

ALY ENERGY SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Aly Energy Services, Inc.:

We have audited the accompanying consolidated balance sheet of Aly Energy Services, Inc. and Subsidiary (the “Company”) as of December 31, 2012, and the related consolidated statement of income, stockholders’ equity and cash flows for the period from inception (July 17, 2012) through December 31, 2012.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2012, and the consolidated results of operations and cash flows of the Company for the period from inception (July 17, 2012) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
Houston, Texas
April 9, 2013

ALY ENERGY SERVICES INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,659,521
Accounts receivable	4,492,292
Prepaid expenses and other current assets	298,175
TOTAL CURRENT ASSETS	6,449,988

PROPERTY AND EQUIPMENT, net	13,847,212

GOODWILL	8,243,392

INTANGIBLE ASSETS, net	4,642,588

DEFERRED FINANCING COSTS	519,997

TOTAL ASSETS	$33,703,177

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$2,062,500
Accounts payable	631,855
Accrued expenses	766,969
Related party payable	519,687
Federal income taxes payable	303,764
Deferred tax liabilities	280,563
TOTAL CURRENT LIABILITIES	4,565,338

LONG-TERM DEBT, net of current portion	6,187,500

DEFERRED TAX LIABILITIES	6,067,693

OTHER LONG-TERM LIABILITIES	1,942,672

TOTAL LIABILITIES	18,763,203

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK	1,942,672

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value; 10,000,000 authorized shares;
3,413,750 issued and outstanding	34,138
Additional paid-in capital	12,411,049
Retained earnings	552,115
TOTAL STOCKHOLDER’S EQUITY	12,997,302

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$33,703,177

See accompanying notes to consolidated financial statements.

ALY ENERGY SERVICES INC.
CONSOLIDATED STATEMENT OF INCOME
PERIOD FROM INCEPTION (JULY 17, 2012) THROUGH DECEMBER 31, 2012

REVENUES	$3,509,697

COST OF REVENUES	1,061,018

GROSS PROFIT	2,448,679

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,542,572

INCOME FROM OPERATIONS	906,107

OTHER INCOME (EXPENSE)
Interest income	135
Interest expense	(81,151)
TOTAL OTHER EXPENSE	(81,016)

INCOME BEFORE INCOME TAX EXPENSE	825,091

INCOME TAX EXPENSE	227,632

NET INCOME	597,459

PREFERRED STOCK DIVIDENDS	(36,112)

ACCRETION OF PREFERRED STOCK	(9,932)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$551,415

BASIC EARNINGS PER SHARE	$0.34

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	1,644,564

See accompanying notes to consolidated financial statements.

ALY ENERGY SERVICES INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM INCEPTION (JULY 17, 2012) THROUGH DECEMBER 31, 2012

			Additional
	Common	Common	Paid-in	Retained
	Shares	Stock	Capital	Earnings	Total

Issuance of common stock	3,413,750	$34,138	$13,120,862	$-	$13,155,000

Cost of issuing common stock	-	-	(709,813)	-	(709,813)

Preferred stock dividends	-	-	-	(36,112)	(36,112)

Preferred stock accretion	-	-	-	(9,232)	(9,232)

Net income	-	-	-	597,459	597,459

Balance at December 31, 2012	3,413,750	$34,138	$12,411,049	$552,115	$12,997,302

See accompanying notes to consolidated financial statements.

ALY ENERGY SERVICES INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (JULY 17, 2012) THROUGH DECEMBER 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$597,459
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	458,627
Amortization of deferred financing fees	22,261
Deferred tax benefit	(101,131)
Changes in operating assets and liabilities, net effects of
business acquisition:
Accounts receivable	(927,778)
Prepaid expenses and other current assets	(249,097)
Accounts payable	(461,839)
Accrued expenses	211,458
Federal income taxes payable	303,764
NET CASH USED IN OPERATING ACTIVITIES	(146,276)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition of Austin Chalk Petroleum Services,
net of cash acquired	(17,891,799)
Capital expenditures	(455,333)
NET CASH USED IN INVESTING ACTIVITIES	(18,347,132)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	13,155,000
Cash paid for stock issuance costs	(709,813)
Cash paid for financing costs	(542,258)
Proceeds from long-term debt	8,250,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	20,152,929

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,659,521

CASH AND CASH EQUIVALENTS, beginning of period	-

CASH AND CASH EQUIVALENTS, end of period	$1,659,521

NON-CASH FINANCING ACTIVITIES
Issuance of preferred stock in connection with acquisition of
Austin Chalk	$3,840,000

Accretion of preferred stock liquidation preference	$9,232

Paid-in-kind dividends on preferred stock	$36,112

See accompanying notes to consolidated financial statements.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE A - NATURE OF OPERATIONS

Aly Energy Services Inc. (“Aly”) was incorporated in Delaware on July 17, 2012, for the purpose of creating a worldwide oilfield manufacturing, distribution and services company that services exploration and production companies from well planning to plug and abandonment.

On October 26, 2012, the Company acquired all the stock of Austin Chalk Petroleum Services Inc. (“ACPS”). ACPS is a provider of high performance explosion resistant rental equipment and quality assurance services for land-based horizontal drilling. In addition ACPS offers an inventory of surface rental equipment as well as roustabout services which are responsible for delivery of equipment and rig-up on well sides.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation: The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Aly and its subsidiaries. All significant intercompany transactions and account balances have been eliminated upon consolidation.

Revenue Recognition: The Company provides rental equipment, oilfield services and drilling services to its customers at per-day contractual rates. Revenue is recognized when it is realized or realizable and earned.

Financial Instruments: Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying value of cash and cash equivalents and accounts receivable and payable approximate fair value due to their short-term nature.

Cash and Cash Equivalents: For purposes of the consolidated statement of cash flows, cash is defined as cash on-hand and balances in operating bank accounts, amounts due from depository institutions, interest-bearing and deposits in other banks, and money market accounts. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment: Property, plant and equipment are recorded at cost less accumulated depreciation. Maintenance and repairs, which do not improve or extend the life of the related assets, are charged to expense when incurred. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operating income.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The cost of property and equipment is depreciated on a straight-line basis over the estimated useful lives of the related assets, which range from seven to 39 years.  Depreciation expense was approximately $372,000 for the period from inception (July 17, 2012) through December 31, 2012. Major classifications of property, plant and equipment and their respective useful lives are as follows:

	Estimated	December 31,
	Useful Lives	2012

Building and leasehold improvements	10-39 years	$443,514
Vehicles and trailers	5-7 years	1,335,007
Office furniture, fixtures and equipment	5-7 years	14,888
Machinery and equipment	7 years	12,345,662
		14,139,071
Less: accumulated depreciation		(371,615)
		13,767,456
Assets not yet placed in service		79,756

Property, plant and equipment, net		$13,847,212

Accounts Receivable and Allowance for Doubtful Accounts:  Accounts receivable are stated at the amount billed to customers and are ordinarily due upon receipt.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Provisions for doubtful accounts are recorded when it is deemed probable that the customer will not make the required payments at either the contractual due dates or in the future.  At December 31, 2012, there was no allowance for doubtful accounts.

Use of Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Goodwill, Intangible Assets and Amortization:  Goodwill is not amortized, but instead is analyzed on a qualitative basis for indicators of impairment at least annually.  To the extent it is determined that the probability of the fair value of the Company’s reporting unit exceeding the carrying value of the reporting unit is 50% or lower (“more-likely-than-not” threshold), then the Company would proceed to the two-step impairment test as defined in Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 350, Intangibles - Goodwill and Other, as amended in September 2011.  For the year ended December 31, 2012, based on a qualitative analysis, the Company determined that the fair value of its reporting units more-likely-than-not exceeded the carrying value of the reporting unit and therefore, the two-step impairment test was not performed.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

Intangible assets consist of the following:

	Amortization	December 31,
	Period	2012	2011

Customer relationships	10 years	$3,141,000	$-
Trade name	10 years	1,097,500
Non-compete	5 years	491,100
		4,729,600	-
Less: accumulated amortization		(87,012)

Intangible assets, net		$4,642,588	$-

Total amortization expense for the period ended December 31, 2012 totaled $87,012.

Estimated amortization expense for the next five years and thereafter is as follows:

Year Ending December 31,

2013	$522,070
2014	522,070
2015	522,070
2016	522,070
2017	505,700
Thereafter	2,048,608

$4,642,588

Impairment of Long-Lived Assets:  Long-lived assets, which include property, plant and equipment, and intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense.  The impairment loss is determined by comparing the fair value with the carrying value of the related assets.  For the period ended December 31, 2012, no impairment write-down was deemed necessary.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Financing Costs: Costs incurred to obtain financing are capitalized and amortized on a straight-line basis over the term of the loan, which approximates the effective interest method. These costs are classified within interest expense on the accompanying consolidated statements of income and are approximately $22,000 for the period ended December 31, 2012.  Estimated future amortization expense relating to deferred financing costs is as follows:

Year Ending December 31,

2013	$135,565
2014	135,565
2015	135,565
2016	113,302

$519,997

Concentrations of Credit Risk:  Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.  The Company maintains cash with one financial institution which, at times, exceed federally insured limits.  The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts.  The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

Income Taxes:  Income taxes are provided for the tax effects of transactions reported in financial statements and consist of taxes currently due plus deferred taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.

The components of the deferred tax assets and liabilities are individually classified as current and non-current based on balance sheet classification of the items on which those temporary differences arose.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company is subject to the Texas Margin Tax, which is determined by applying a tax rate to a base that considers both revenue and expenses and therefore has the characteristics of an income tax.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company follows guidance issued by the Financial Accounting Standards Board (“FASB”) in accounting for uncertainty in income taxes.  This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions.  Each income tax position is assessed using a two-step process.  A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities.  If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.  The Company had no uncertain tax positions as of December 31, 2012.

The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense.  However, there were no amounts recognized relating to interest and penalties in the statement of income for the period from inception (July 17, 2012) through December 31, 2012.  None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However, fiscal year 2012 and later remain subject to examination by the IRS and respective states.  The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date.

The Company files a consolidated tax return.

Recent Accounting Pronouncements:  In July 2012, the FASB issued ASU No. 2012-02, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.  This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired.  If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action.  However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill.

Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test.  An entity will be able to resume performing the qualitative assessment in any subsequent period.

The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted.  The Company elected to early adopt this ASU for the year ending December 31, 2012.  The adoption of this update did not have an impact on the Company’s consolidated financial statements.

Subsequent Events:  The Company evaluated all activity through April 9, 2013, the date the consolidated financial statements were available for issuance, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosures in the notes to the consolidated financial statements other than those already disclosed within the consolidated financial statements.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE C - ACQUISITION

On October 27, 2012, the Company acquired all the stock of Austin Chalk Petroleum Services Inc. (“ACPS”). The results of ACPS operations since the date of acquisition have been included in the Company’s consolidated financial statements.  Total consideration amounted to approximately $21.7 million, net of cash acquired of approximately $58,000.  Total consideration included $17.9 million in cash and issuance of 4.0 million shares of Series A Preferred Stock determined to have a value of approximately $3.8 million.  The Company funded the acquisition through initial cash contributions by shareholders and through its $8.3 million Credit Facility.

The acquisition was accounted for using the acquisition method of accounting.  The purchase price was allocated to the net assets acquired upon their estimated fair values, as follows:

Current assets	$3,671,793
Property and equipment	13,763,494
Goodwill	8,243,392
Other intangible assets	4,729,600
Total assets acquired	30,408,279

Current liabilities	2,168,892
Deferred tax liabilities	6,449,387
Total liabilities assumed	8,618,279

Net assets acquired	$21,790,000

Other intangible assets have a total value of $4.7 million with a weighted average amortization period of 9 years.  Other intangible assets consist of customer relationships of $3.1 million, amortizable over 10 years, trade name of $1.1 million, amortizable over 10 years, and a non-compete agreement of $0.5 million, amortizable over 5 years.  The amount allocated to goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

NOTE D - LONG-TERM DEBT

Long-term debt as of December 31, 2012 consists of the following:

Term loan to a bank with quarterly installment of $412,500 plus interest at prime at LIBOR plus 3.5%, maturing October 26, 2016. Certain property of the Company serves as collateral for the term loan.	$8,250,000

Revolving credit facility with a bank yielding an interest rate of LIBOR plus 3.5%, maturing October 26, 2016. Certain property of the Company serves as collateral for the term loan.	-
8,250,000
Less: current portion	(2,062,500)

Long-term debt	$6,187,500

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE D - LONG-TERM DEBT (Continued)

The Company is subject to various restrictive covenants associated with its borrowings including, but not limited to, leverage ratio, fixed charge coverage ratio, and annual capital expenditure limits.  As of December 31, 2012, the Company was not in compliance with its covenant relating to submission of its audited financial statements 90 days after year end, for which it received a waiver from its bank.

Future maturities of long-term debt at December 31, 2012 are as follows:

Year Ending December 31,

2013	$2,062,500
2014	1,650,000
2015	1,650,000
2016	2,887,500

$8,250,000

NOTE E - INCOME TAXES

For the period from inception (July 17, 2012) through December 31, 2012, the provision for income tax expense consists of the following:

Current provision:
Federal	$303,763
State	25,000
Total current provision	328,763

Deferred benefit:
Federal	(101,131)
Total deferred benefit	(101,131)

Provision for income taxes	$227,632

The following table reconciles the statutory tax rates to the Company’s effective tax rate for the period from inception (July 17, 2012) through December 31, 2012:

Federal statutory rate	34.00%
State taxes, net of federal benefit	2.00%
Permanent differences	(8.40%)

Effective income tax rate	27.60%

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE E - INCOME TAXES (Continued)

As of December 31, 2012, the significant components of deferred tax liabilities are as follows:

Deferred tax liability - current	$280,563

Deferred tax liability - long-term	6,067,693

Total	$6,348,256

The Company’s deferred tax liabilities as of December 31, 2012 consist of the following:

Deferred tax liabilities:
Property, plant and equipment	$4,130,845
Intangible assets	1,578,480
Cash to accrual adjustment	537,552
Prepaid assets	101,379

Total deferred tax liabilities	$6,348,256

NOTE F - PREFERRED STOCK

As part of the acquisition of ACPS, the Company agreed to issue up to 4 million shares of Series A Preferred Stock ( the “preferred stock”), with a par value of $0.01, to the seller.  The shares will be issued in two tranches.  The first tranche of 2 million shares was issued on December 31, 2012 and the second tranche of 2 million shares was issued on March 31, 2013.

The Series A Preferred Stock is entitled to a cumulative dividend of 5% per year on its liquidation preference, compounded quarterly.  The liquidation preference was $4.0 million on the closing date and will increase by the amount of dividends paid in kind.  The Company is not required to pay cash dividends.

The holder of the preferred stock and the Company have the option to redeem the preferred stock for cash, at either’s option, on the fourth anniversary of the closing date of the sale or October 26, 2016. There is no requirement for either party to redeem the preferred stock.

The preferred stock agreement also provides guidance of conversion or redemption should the Company transact a liquidity event, as defined in the agreement, or if the Company transacts an initial public offering.

The Series A Preferred Stock is classified outside of permanent equity in the Company’s consolidated balance sheet because the settlement provisions provide the holder the option to require the Company to redeem the Series A Preferred Stock at the liquidation price plus any accrued dividends.  The value associated with the second tranche of preferred stock is classified in other long-term liabilities on the Company’s consolidated balance sheet as of December 31, 2012 and will be reported as preferred stock when the shares are issued in March 2013.

ALY ENERGY SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE G - SIGNIFICANT CUSTOMERS

During the period from inception (July 17, 2012) through December 31, 2012, a substantial portion of the Company’s revenue was derived from two customers with revenues totaling approximately $2,544,000.  Amounts due from these customers included in accounts receivable in the balance sheet at December 31, 2012 are approximately $3,262,000.

NOTE H - COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

The Company leases land and other facilities from an affiliate and leases equipment from non-affiliates, which expire through 2014.  Future minimum payments under all non-cancelable operating leases greater than one year as of December 31, 2012 are as follows:

Year Ending December 31,

2013	$71,000
2014	59,000

$130,000

Rent expense for the period from inception (July 17, 2012) through December 31, 2012 totaled approximately $72,000, of which approximately $8,000 was paid to an affiliate.

The Company has a related party payable to the previous owner of ACPS in the amount of $519,687 as of December 31, 2012.

The Company is subject to certain claims arising in the ordinary course of business.  Management does not believe that any claims will have a material adverse effect on the Company’s financial position or results of operations.